Exhibit 99.1

Worksport ($WKSP) Announces Q2 2024 Earnings Call for August 13th

Join Us for a Live Earnings Call and Exciting Updates

West Seneca, New York, July 18, 2024 - Worksport Ltd. (NASDAQ: WKSP) ("Worksport" or the "Company"), a U.S.-based manufacturer and innovator of hybrid and clean energy solutions for the light truck, overlanding, and global consumer goods sectors, is excited to announce its Q2 2024 live earnings call scheduled for August 13, 2024, at 4:30 PM ET. This call will be conducted online and will include a detailed discussion of the Company's performance and forward-looking insights.

Invitation to Analysts and Investors

Worksport invites analysts, investors, and media to join the live earnings call. This event will provide a comprehensive overview of its Q2 2024 results and offer a platform for direct engagement with the Company's leadership.

Call Details

Date: August 13, 2024

Time: 4:30 PM ET

Participation: To join the live call, please visit WKSP Q2 Earnings Call to register now.

Expected Topics

The Company has seen a dynamic quarter filled with significant developments and milestones. While specific details will be shared during the call, attendees can look forward to insights into our recent achievements and strategic initiatives. This includes updates on our record-breaking sales month in May 2024, the launch of our new dealer webpage, and the anticipated release of the SOLIS solar cover and COR portable energy system. The Company will also provide an update to its financial guidance.

CEO's Statement

"We are thrilled to invite our stakeholders to our Q2 live earnings call," said Steven Rossi, CEO of Worksport. "This quarter has been transformative for Worksport, and we are eager to share the details of our progress and future plans. We believe the results will reflect our commitment to innovation and growth."

Q2 2024 Key Press-Releases:

  June 20, 2024: Worksport Announces Record Breaking May Sales
  June 13, 2024: Worksport Awarded 'Innovator of the Year'
  May 16, 2024: Worksport Reports 1,506% Q1 Revenue Surge

  May 8, 2024: Worksport Awarded $2.8MM Grant
  April 25, 2024: Worksport Signals Undervalued Status, Eyes Major 2024 Growth
  March 18, 2024: $2.8MM Direct Offering Priced At-The-Market.
  March 6, 2024: Worksport to Launch Innovative SOLIS & COR Products This Summer

Read all Worksport press releases: [Link to All Press Releases].

Stay Connected

  Investor Newsletter: Investors and customers are invited to follow Worksport's progress as it builds on this momentum and strives to redefine industry standards with each new corporate development.  Link to Newsletter
  Contact Information

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789 -128
W: investors.worksport.com  E: investors@worksport.com  W: worksport.com

About Worksport

Worksport Ltd. (Nasdaq: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, and NP (Non-Parasitic), hydrogen-based true green energy solutions for the sustainable, clean energy, and automotive industries. Worksport has an active partnership with Hyundai for the SOLIS Solar cover. Additionally, Worksport's hard-folding cover, designed and manufactured in-house, is compatible with RAM, Chevrolet, and GMC models from General Motors, as well as Ford, Jeep, Nissan, and Toyota pickup trucks. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and NP (Non-Parasitic), Hydrogen-based technology. Terravis Energy's website is terravisenergy.com. For more information, please visit investors.worksport.com.

Connect with Worksport

Please follow the Company's social media accounts on X (previously Twitter), Facebook, LinkedIn, YouTube, and Instagram (collectively, the "Accounts"), the links of which are links to external third party websites, as well as sign up for the Company's newsletters at investors.worksport.com. The Company does not endorse, ensure the accuracy of, or accept any responsibility for any content on these third-party websites other than content published by the Company.

Product social media	Investor social media
Instagram	X (formerly Twitter)
Facebook YouTube	LinkedIn Link to Newsletter

Investors and others should note that the Company announces material financial information to our investors using our investor relations website, press releases, Securities and Exchange Commission ("SEC") filings, and public conference calls and webcasts. The Company also uses social media to announce Company news and other information. The Company encourages investors, the media, and others to review the information the Company publishes on social media.

The Company does not selectively disclose material non-public information on social media. If there is any significant financial information, the Company will release it broadly to the public through a press release or SEC filing prior to publishing it on social media.

For additional information, please contact:

Steven Obadiah, Investor Relations, Worksport Ltd.  T: 1 (888) 554-8789-128
W: investors.worksport.com   W: www.worksport.com    E: investors@worksport.com

Forward-Looking Statements

The information contained herein may contain "forward‐looking statements." Forward‐looking statements reflect the current view about future events. When used in this press release, the words "anticipate," "believe," "estimate," "expect," "future," "intend," "plan," "project," "should," or the negative of these terms and similar expressions, as they relate to us or our management, identify forward‐looking statements. These statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) supply chain delays; (ii) acceptance of our products by consumers; (iii) delays in or nonacceptance by third parties to sell our products; and (iv) competition from other producers of similar products. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC, including, without limitation, our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's web site at www.sec.gov. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company's actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.